Exhibit 99.1

Brookfield and CPP Investments to Acquire LXP Industrial Trust in $5.2 Billion All-Cash Transaction

LXP Industrial Trust shareholders to receive $61.20 per share in cash

Purchase price represents a 12.3% premium to the 30-day VWAP and a 19.8% premium to the 90-day VWAP

NEW YORK, TORONTO and WEST PALM BEACH, Fla. – July 20, 2026 – Brookfield Asset Management (NYSE: BAM, TSX: BAM) (“Brookfield”), together with Canada Pension Plan Investment Board (“CPP Investments”), and LXP Industrial Trust (NYSE: LXP) (“LXP” or the “Company”), today announced that they have entered into a definitive merger agreement under which Brookfield and CPP Investments (collectively, “Buyer”) will acquire LXP in an all-cash transaction valued at approximately $5.2 billion, including net debt and preferred equity.

LXP owns one of the largest portfolios of modern warehouse and logistics facilities in the United States, comprising approximately 53 million square feet across 108 properties in attractive industrial markets in the Sunbelt and Midwest. The portfolio is characterized by modern assets, strong occupancy and long-duration leases that generate durable cash flows and is well positioned to benefit from the demand for high-quality, well-located logistics properties.

Thomas W. Eglin, Jr., Chairman and Chief Executive Officer of LXP, said “This transaction is the culmination of the LXP team’s successful execution of our strategic plan to transform LXP into a pure-play industrial REIT, curate a best-in-class portfolio, and implement our development program. The LXP Board unanimously determined that this transaction with Brookfield and CPP Investments fully maximizes value for our shareholders.”

“LXP has assembled a high-quality industrial portfolio with modern logistics assets in attractive markets,” said Lowell Baron, Chief Executive Officer of Brookfield Real Estate. “The acquisition aligns with our strategy of investing in high-quality real estate with durable cash flows and opportunities to create value through active asset management. We’re excited to partner with CPP Investments and build on LXP’s strong foundation.”

“The industrial sector, particularly in the U.S., continues to offer attractive long-term investment opportunities, supported by structural demand drivers including domestic manufacturing, evolving global supply chains and population growth across key Sunbelt markets,” said Sophie van Oosterom, Managing Director, Head of Real Estate at CPP Investments. “We look forward to partnering with Brookfield and combining their operating expertise with a well-positioned portfolio to generate sustainable investment returns for the CPP Fund in the interests of CPP contributors and beneficiaries.”

Under the terms of the definitive merger agreement, LXP shareholders will receive $61.20 per share in cash, which represents a 12.3% premium to LXP’s 30-day volume weighted average price (“VWAP”) and 19.8% premium to LXP’s 90-day VWAP, in each case for the period ended July 17, 2026.

Transaction Details

The transaction has been unanimously approved by LXP’s Board of Trustees and is expected to close in the fourth quarter of 2026, subject to approval by LXP’s shareholders and satisfaction of other customary closing conditions. The transaction is not subject to a financing condition.

The definitive agreement includes a 40-day “go-shop” period expiring at 11:59 p.m. New York City time on August 28, 2026, during which time LXP, with the assistance of its advisors, may actively solicit and consider alternative acquisition proposals and engage in discussions with third parties. Subject to the terms and conditions of the definitive agreement, including notice and negotiation rights in favor of Buyer, LXP may terminate the transaction and the definitive agreement to enter into a transaction that constitutes a superior proposal, subject to the payment of a termination fee.

There can be no assurance that the solicitation process will result in a superior proposal or that any other transaction will be approved or completed. LXP does not intend to disclose developments with respect to this solicitation process unless and until its Board determines such disclosure is appropriate or otherwise required.

Under the terms of the definitive merger agreement, LXP has agreed to suspend payment of common share dividends until the earlier of the closing of the transaction or the termination of the definitive agreement.

Subject to and upon completion of the transaction, LXP’s shares will no longer trade on the New York Stock Exchange and LXP will become a privately-held company.

LXP’s Second Quarter 2026 Results

LXP intends to release its second quarter 2026 financial results as scheduled on July 29, 2026. In light of the pending transaction, LXP does not intend to continue hosting conference calls or webcasts to discuss its quarterly financial results.

Advisors

BofA Securities, Inc. is acting as lead financial advisor, J.P. Morgan Securities LLC is acting as co-financial advisor and Hogan Lovells Cadwalader US LLP is serving as legal advisor to LXP.

Citigroup Global Markets Inc. and Morgan Stanley & Co. LLP are serving as financial advisors and Gibson, Dunn & Crutcher LLP and Thompson Hine LLP are serving as legal advisors to Brookfield and CPP Investments, with DLA Piper LLP serving as legal advisor to CPP Investments in connection with certain aspects of the transaction. Dechert LLP is acting as legal advisor to Citigroup Global Markets Inc. and Morgan Stanley & Co LLP.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

For more information, please visit our website at www.bam.brookfield.com.

About CPP Investments

Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Canada Pension Plan Fund in the best interests of the more than 22 million contributors and beneficiaries. In order to build diversified portfolios of assets, we make investments around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Mumbai, New York City, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan at arm’s length from governments. At March 31, 2026, the Fund totaled $793.3 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Instagram or on X @CPPInvestments.

About LXP Industrial Trust

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, please visit LXP’s website at www.lxp.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC (if and when it becomes available), the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proposals for consideration by the Company’s shareholders regarding the proposed transaction will be made solely through the proxy statement. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at www.lxp.com  or by contacting the Company’s Investor Relations team by email at hgentry@lxp.com.

Participants in the Solicitation

This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about the Company’s trustees and executive officers and their ownership of the Company’s securities is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2026 annual meeting of shareholders, filed with the SEC on April 3, 2026, and subsequent documents filed with the SEC. Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained herein, other than historical fact, regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction and benefits of the proposed transaction, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” "seek," "endeavor," and other similar terms and phrases. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company’s expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement and the costs related to such proceedings, (iii) the risk that shareholder litigation or other proceedings in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed transaction, the response of the Company’s tenants, business partners and competitors to the announcement of the proposed transaction, potential difficulties with the Company’s ability to retain and hire key personnel and maintain its business relationships, including those with tenants and other third parties, as a result of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) increased or unanticipated competition in the real estate market, (vii) the uncertainties of real estate development, acquisition and disposition activity, (viii) maintenance of real estate investment trust status, (ix) fluctuations in interest rates and the costs and availability of financing, (x) dependence on tenants’ financial condition, (xi) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (xii) the ability to recognize the anticipated benefits of the proposed transaction and (xiii) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated. Additional factors include those described under the section entitled Item 1A. “Risk Factors” of Part I of the Company’s 2025 Annual Report on Form 10-K, as filed with the SEC on February 12, 2026, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Brookfield Contact

Laura Montross

Communications

508-769-5942

Laura.montross@brookfield.com

CPP Investments Contact

Frank Switzer

Public Affairs & Communications

416-523-8039

fswitzer@cppib.com

LXP Contact

Investors

Heather Gentry

212-692-7219

hgentry@lxp.com

Media

Andrew Siegel/Lucas Pers

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449